Exhibit 99.1

OptimizeRx to Present at the 30th Annual ROTH Conference on March 12, 2018

Rochester, MI (February 15, 2018) — OptimizeRx Corp. (OTCQB: OPRX), a leading provider of digital health messaging to the pharmaceutical industry, has been invited to present at the 30th Annual Roth Conference being held on March 11-13, 2018 at The Ritz-Carlton in Dana Point, California.

OptimizeRx CEO William Febbo is scheduled to present on Monday, March 12, 2018 at 5:30 p.m. Pacific time, and participate in one-on-one meetings with institutional investors and analysts. He will discuss the value of the company’s digital communication platform. Febbo will also discuss OptimizeRx’s recently expanded exclusive partnership with Allscripts for its suite of solutions, as well as the company’s growing electronic health record (EHR) and electronic e-prescription (eRx) network that reaches more than 500,000 healthcare providers in the U.S.

“I look forward to sharing the progress we have made over the last 12 months with the Roth investor community,” said OptimizeRx CEO, Will Febbo. “We believe that better communication about medication options leads to better patient outcomes, and so we continue to focus on the large opportunity to create a real-time, digital communication channel between pharma and the point of care.”

The presentation will be also webcast live and available for replay here and via the investor relations section of the company’s website at investors.optimizerx.com.

This year’s Roth Conference will feature presentations from hundreds of growth companies, along with Q&A sessions, expert panels, and thousands of one-on-one and small group meetings. As one of the largest of its kind, the event is designed to provide investors with a unique opportunity to gain insight into emerging growth companies across a variety of industry sectors.

For more information about the conference or to schedule a one-on-one meeting with OptimizeRx, please contact your Roth representative at (800) 678-9147 or via e-mail at oneononerequests@roth.com.

About Roth Capital Partners

ROTH Capital Partners, LLC is a relationship-driven investment bank focused on serving emerging growth companies and their investors. As a full-service investment bank, ROTH provides capital raising, M&A advisory, analytical research, trading, market-making services and corporate access. Headquartered in Newport Beach, CA, ROTH is privately-held and employee owned, and maintains offices throughout the U.S. For more information on ROTH, please visit www.roth.com.

About OptimizeRx

OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half a million healthcare providers access to these benefits within their workflow at the point of care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

OptimizeRx Investor Relations:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team